                               SERVICES AGREEMENT

        This Agreement (the "Agreement"), dated April 15, 2002 (the "Effective
Date"), is by and between DNA Print DNA Print Genomics, a Utah corporation having a principal place of business at 900 Cocoanut Ave, Sarasota, Florida
34236 (hereinafter "DNA Print"), and Altura, LLC, a California Limited Liability
Altura having a principal place of business at 20 Bronco St., Trabuco Canyon, CA
92679 (hereinafter "Altura").

        WHEREAS, DNA Print is engaged in developing complex genetic analytics and information resource products; and

        WHEREAS, Altura is engaged in the business of providing various clinical research and clinical program support services to research sponsors, research centers and managed care organizations; and

        WHEREAS, DNA Print proposes to retain Altura to perform services on the terms and conditions set forth in this Agreement;

        NOW THEREFORE, in consideration of the premises and the mutual promises and undertakings herein contained, the parties agree as follows:

                1. Services

1.1     DNA Print shall retain Altura in order to develop a project plan and collect buccal DNA samples, patient bio-information and selected clinical data on the required number of patients to meet statistical significance up to a maximum 500 patients. The deliverables and scope of this project are described in Exhibit 1 and Exhibit 2 ("the
        Services").

                2. Compensation And Expenses

2.1     DNA Print shall pay Altura $xxx for the Services in accordance with this Agreement. The payment schedule is as follows:

o        $xxx (29%) is due upon signing of this agreement on April 15, 2002.
o        $xxx (29%) is due upon the patient enrollment start date.
o        $xxx (25%) is due upon the enrollment of 200 patients or statistically required patients.
o        $xxx (17%) is due upon the enrollment of 400 patients or statistically required patients.

o       Prior approval from DNA Print and Altura is required for all work outside the scope of this agreement. Altura billing rate is $2,500 per day
        ($312/hour). Out-of-scope examples include:

        - Creation of detailed policies and procedures for DNA Print
        - Creation of a statistical plan for project or statistical analysis of database
        - Creation of database to store clinical data or entry of data into database
        - More than one (1) meeting one at DNA Print's office in Florida.
        - Project management and execution services not listed but required for project

2.2     All expenses and costs associated with the performance of this contract will be reimbursed by DNA Print. These expenses and costs include:

        - Shipping fees to and from medical group (s) or Altura (pass through cost to DNA Print)
        - Lab and document storage fees (pass through cost to DNA Print)
        - All appropriate out-of-pocket costs incurred by Altura such as travel expenses, print/copy, overnight mail, etc.).

2.3     Invoices shall be paid by DNA Print upon receipt of invoice from Altura.

                3. Confidentiality

3.1     DNA Print and Altura may disclose to each other certain proprietary, confidential, and/or trade secret information ("Confidential Information")
        in connection with the Services. The party disclosing Confidential
        Information shall be referred to as the "Discloser" and the party receiving
        Confidential Information shall be referred to as the "Recipient."

3.2     Recipient shall hold in strict confidence, from the Effective Date until ten (10) years after termination or expiration of this Agreement, whichever occurs first, all of Discloser's Confidential Information that is either
        (a) marked "Confidential" at the time of disclosure, or (b) designated by
        Discloser to be confidential in writing received by Recipient within thirty
        (30) days following disclosure.

3.3     Recipient shall not (a) use or disclose Discloser's Confidential
        Information except as expressly permitted by this Agreement, or (b)
        disclose Discloser's Confidential Information to any third party other than to those of the Recipient's employees and agents who (i) have a need to have access to such Confidential Information in order to perform the
        Services and (ii) agree in writing to comply with the confidentiality provisions of this Section 3.

3.4     This Section 3 imposes no obligation of confidentiality on Recipient with regard to any portion of the Discloser's Confidential Information:

        (a) that is part of the public domain at the time of disclosure; or

        (b) that becomes part of the public domain after the Effective Date without any unauthorized act by or omission of Recipient; or

        (c) if Recipient can demonstrate by written records that it had independently developed knowledge of such Confidential Information prior to or after the date of disclosure without use, reference to, or reliance upon Confidential Information disclosed to it by Discloser or the performance of Recipient's obligations pursuant to this Agreement;
            or

        (d) that is disclosed to Recipient by a third party who has the legal right to make such disclosure; or

        (e) if permission to use or disclose said Confidential Information or to make use thereof is first obtained by Recipient in a writing signed by an authorized representative of Discloser; or

        (f) if Recipient is required by law, regulation, rule, act, or order of any court or other government authority or agency to disclose such
            Confidential Information; provided, however, that Recipient shall (i)
            give Discloser sufficient advance written notice to permit Discloser to seek a protective order or other similar order with respect to such
            Confidential Information, and (ii) thereafter disclose only the minimum Confidential Information required to be disclosed in order to comply, whether or not a protective order or other similar order is obtained by Discloser.

3.5     Disclosure of Confidential Information under this Agreement shall not be construed to create in or grant to Recipient any license, right, title, interest, or ownership in or to any of Discloser's Confidential
        Information.

3.6     Recipient shall use the same degree of care to protect the Discloser's
        Confidential Information as Recipient uses to protect its own confidential information, but in no event shall Recipient exercise anything less than a reasonable degree of care in protecting Discloser's Confidential
        Information.

3.7     Upon Discloser's request or at the termination or expiration of the
        Agreement pursuant to Section 4, Recipient shall return to Discloser any or all written, printed, visual, or digital media, documents, tapes, and other materials or substances containing Discloser's Confidential Information, including all copies and excerpts thereof. The return of Discloser's
        Confidential Information shall not relieve Recipient of its obligations of confidentiality pursuant to this Section 3.

3.8     Nothing in this Agreement shall be construed as granting or providing either party with any right, title, or interest in or to any of the other party's Confidential Information or other intellectual or proprietary rights of the other party.

                4. Term And Termination

4.1     This Agreement shall remain in full force and effect from the Effective
        Date until the two (2) year anniversary of such date or the completion of the Services, unless terminated earlier in accordance with the terms of this Agreement.

4.2     DNA Print may terminate this agreement on ninety (90) days notice once the samples and information are collected on the required number of statistically relevant subjects up to a maximum of five hundred (500)
        subjects.

4.3     In the event that either party commits a breach or default of any material term of this Agreement and that party (the "Defaulting Party") fails to remedy that default or breach within thirty (30) days after receipt of written notice of that breach from the other party, the party giving notice may, at its option, terminate this Agreement by sending written notice of termination ("Termination Notice") to the Defaulting Party. The Agreement

        shall terminate three (3) business days after the date of the Termination
        Notice, and the parties shall retain all claims, causes of action, defenses, and other rights that they may have at law or in equity.

4.4     If under state or federal privacy laws, such as HIPAA, or if a medical group's legal or medical leadership determines it is not feasible to continue with the collection of samples and clinical information, Altura shall have the right to terminate this Agreement on written notice to DNA
        Print.

4.5     In the case of early termination of the Agreement by DNA Print pursuant to
        Section 4.3 or by Altura pursuant to Section 4.4, Altura shall use its reasonable efforts to terminate any outstanding commitments and discontinue all work under the Agreement. If termination is pursuant to Section 4.3 or
        Section 4.4, Altura shall not be entitled to any further compensation other than for: (i) unpaid fees for Services rendered and expenses incurred by
        Altura as authorized pursuant to this Agreement pending as of the date of termination (including any milestone or performance based compensation which arises from any milestones, goals or targets met after the date of termination but arising from work performed prior to the date of termination), and (ii) unpaid expenses for reasonable, non-cancelable obligations incurred or committed to be incurred by Altura pursuant to this
        Agreement pending as of the date of termination. If termination is by
        Altura pursuant to Section 4.3 or by DNA Print pursuant to Section 4.2,
        Altura shall be paid: (i) the total project cost referenced in Section 2.1, that remains outstanding at the date of termination, and (ii) unpaid expenses for reasonable, non-cancelable obligations incurred or committed to be incurred by Altura pursuant to this Agreement pending as of the date of termination.

4.5     In the event either party becomes insolvent, makes an assignment for the benefit of creditors, files a petition for bankruptcy, is the subject of a petition for bankruptcy which is not dismissed within (90) days from the filing thereof, becomes the subject of any receivership or admits in writing its inability to pay its debt generally as they become due, the other party may immediately terminate this Agreement by written notice of termination to the insolvent party and shall be entitled to recover any payments which could be recovered from the insolvent party in the event of default.

                5. Indemnification

5.1     DNA Print shall defend, indemnify, and hold harmless Altura and its subsidiaries, employees, insurers, officers, directors, affiliates, and agents, including medical groups and physicians contracted by Altura to perform the Services, from and against any claims, proceedings, or investigations (collectively "Claims") arising out of or in connection with
        DNA Print' use of information, materials, or data provided by Altura or medical groups and physicians to DNA Print pursuant to this Agreement,
        (including but not limited to Claims for misuse of information or violation of any right to privacy, patent infringement, product liability or injury resulting from the performance of the Services by or for DNA Print, and/or
        DNA Print' use of the results of the Services), including but not limited to amounts paid in settlement of Claims and costs and expenses, including reasonable attorneys' fees, incurred in connection with the defense or settlement of any such Claim. DNA Print' obligations under this Section 5.1 shall not extend to Claims relating to or arising from Altura's negligence, wilful misconduct, or breach of this Agreement (including but not limited to Claims for misuse of information or violation of any right to privacy).

5.2     Altura shall defend, indemnify, and hold harmless DNA Print and its subsidiaries, employees, insurers, officers, directors, affiliates, and agents from and against any Claims arising out of or in connection with the
        Altura's negligence, wilful misconduct, or breach of this Agreement
        (including but not limited to Claims for misuse of information or violation of any right to privacy), including but not limited to amounts paid in settlement of Claims and costs and expenses, including reasonable attorneys' fees, incurred in connection with the defense or settlement of such Claim.

5.3     The party seeking indemnity under this Section 5 (the "Indemnified Party")
        shall provide prompt written notice of the Claim to the other party (the
        "Indemnifying Party"). The Indemnifying Party shall have the sole right to choose counsel to defend any Claim, and shall have the sole right to settle or otherwise resolve any such Claim; provided, however, that settlement does not impose any obligation or liability on the Indemnified Party. The
        Indemnified Party, at its own expense, may be represented by separate counsel in addition to counsel selected by the Indemnifying Party.

                6. Publicity

6.1     Unless required by law, neither DNA Print nor Altura shall disclose the fact of, terms of, or subject matter of this Agreement to any third party without the prior written consent of the other executing party.

6.2     Both parties agree not to use any of other party's trademarks or trade names without the prior express written consent of the other party.

                7. Independent Contractor

7.1     Altura shall perform the Services under this Agreement only as an independent contractor, and nothing contained herein shall be construed to be inconsistent with that relationship or status. Altura, its employees, contractors, directors, and agents shall not be considered employees or agents of DNA Print. Neither party shall have any authority to bind the other party to any contract or obligation.

7.2     This Agreement shall not constitute, create, or in any way be interpreted as a joint venture, partnership, or business organization of any kind.

                8. Legal and Regulatory Compliance

8.1     Each party shall comply with all foreign and United States federal, state and local laws and regulations applicable to the Services and the use of the information arising from the Services, including but not limited to, all laws and regulations related to the confidentiality and security of personal and medical data (including the Health Insurance Portability and

        Accessibility of 1996, as amended) and the use of information in the development of pharmaceutical products, diagnostic tests and medical devices (including the Food, Drug and Cosmetic Act, as amended), and any other laws and/or regulations relating to the maintenance, use, transmission or other activity concerning patient records and confidentiality of personal and medical data.

                9. Intellectual Property Rights

9.1     DNA Print acknowledges that during the course of providing the Services hereunder, Altura may use pre-existing or non-Services related procedural manuals, manged care research models and practices, proprietary information, personnel data and computer software of Altura. All information, software, techniques and methodologies transmitted by Altura to DNA Print or medical groups and physicians, or used by Altura during the course of performing the services are the proprietary and confidential information of Altura.

                10. Taxes

10.1    Any sales or use taxes determined to be applicable as a result of Services covered by this Agreement shall be the responsibility of Altura. Altura's
        Federal TAX I.D. is 33-0920460.

                11. Communications And Payments

11.1    Checks shall be made payable to: "Altura" and sent to:

                                    Altura, LLC
                                    20 Bronco St.
                                    Trabuco Canyon, CA 92679
                                    Attention:  Pete Fronte

11.2    Any notice required or permitted hereunder shall be in writing and shall be deemed given as of the date it is:

        (a) delivered by hand;

        (b) received or refused by Registered or Certified Mail, postage prepaid, return receipt requested; or

        (c) received by facsimile, as can be presumptively demonstrated by return fax or letter demonstrating successful facsimile transmission; and
            addressed to the party to receive such notice at the address (es)
            and/or facsimile telephone number(s) set forth below, or such other address as is subsequently specified to the notifying party by the receiving party in writing.

If to Altura, notice should be sent to:

                                    Altura
                                    Attention:  Pete Fronte
                                    20 Bronco St.
                                    Trabuco Canyon, CA 92679
                                    Telephone Number:  949-858-3947
                                    Facsimile Number:  949-858-3161

If to DNA Print, notice should be sent to:

                                    DNA Print Pharmaceuticals Inc.
                                    900 Cocoanut Ave.
                                    Sarasota, Florida 34236
                                    Attention:  Tony Frudakis, Ph.D.

                12. Miscellaneous

12.1    Force Majeure

        Neither DNA Print nor Altura shall be liable for delays in performing or any failure to perform any of the terms of this Agreement caused by the effects of fire, strike, war, insurrection, government restriction or prohibition, or other causes reasonably beyond its control and without its fault, but the party failing to perform shall use all reasonable efforts to resume performance of this Agreement as soon as feasible. Any episode of force majeure which continues for sixty (60) days from the date of notification of its existence shall give the non-affected party the right to terminate this Agreement upon thirty (30) days additional notice.

12.2    Assignment

        Neither party shall have the right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party, except that either party may assign this Agreement to a successor or assignee of substantially all of its business.

12.3    Entire Agreement; Modification

        This Agreement, and any exhibits incorporated herein by reference, constitute the entire agreement between the parties on the subject matter and supersede all prior contracts, agreements and understandings relating to the same subject matter between the parties. The parties intend this
        Agreement to be a complete statement of the terms of their agreement, and no change or modification of any of the provisions of this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of Altura and DNA Print.

12.4    Governing Law

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of California and the United States, as though made and to be fully performed therein without regard to conflicts of laws principles thereof. All disputes relating in any way to this Agreement shall be resolved exclusively through arbitration conducted in accordance with the Commercial Arbitration Rule of the American Arbitration
        Association as then in effect. The arbitration hearing shall be held as soon as practicable. The arbitration hearing shall be held in Orange
        County, California and shall be before a single arbitrator selected by the parties in accordance with the Commercial Arbitration Rule of the American
        Arbitration Association pursuant to its rules on selection of arbitrators.
        The arbitrator shall render a formal, binding non-appealable resolution and award on each issue as expeditiously as possible but not more than ten (10)
        business days after the hearing. In any arbitration, the prevailing party shall be entitled to reimbursement of its reasonable attorneys fees and costs and the parties shall use all reasonable efforts to keep arbitration costs to a minimum.

12.5    Severability

        If any part of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, the remainder of this Agreement shall remain in full force and effect, provided that the part of the Agreement thus invalidated or declared unenforceable is not essential to the intended purposes of this Agreement.

12.6    Waiver

        The failure of either party to demand strict performance of any term or condition of this Agreement shall not constitute a waiver thereof or in any way limit or prevent subsequent strict enforcement of such term or condition.

12.7    Binding Effects

        The terms of this Agreement shall be binding upon and inure to the benefit of Altura, DNA Print and their respective successors and assigns.

12.8    Survival

        The obligations of Altura under Sections 3, 5, 9, and 10, and DNA Print'
        obligations under Sections 3, 5, and 10 shall survive termination of this
        Agreement.

IN WITNESS WHEREOF, the parties have indicated their acceptance of the terms of this Agreement by the signatures set forth below on the dates indicated. Each individual signing for a corporate entity hereby personally warrants his or her legal authority to bind that entity.

ACCEPTED AND AGREED TO:

DNA Print Pharmaceuticals Inc.              Altura

By:/s/Tony Frudakis                         By:/s/Pete Fronte

Name:  Tony Frudakis, Ph.D.                 Name:  Pete Fronte

Title:  CEO/CSO                             Title:  President

Date:  ___________________                  Date:  ____________________

                                       9

                            Exhibit 1 - Deliverables

      ALTURA DELIVERABLES (draft date 2/22/02 - need to confirm/complete)

1.      Project development services

        a) Review existing protocol and collection plan

           - Confirm objectives and requirements
           - Provide feedback on viability of current plan and suggest options

        b) Develop project implementation plan
           - Describe key tasks and responsibilities for project
           - Suggest timelines and milestones
           - Gain feedback from DNA Print and adjust as needed
           - Complete implementation plan

        c) Identify and assess medical groups for participation
           - Make contact with administration and medical leadership of various medical groups
           - Assess ACE patient population, resources, structure and interest

        d) Sign contract with group
           - Select appropriate medical group (s)
           - Facilitate the signing of agreement (s) for project participation

2.      Program implementation services

        a) Conduct one planning/orientation meeting with selected medical group (s)
           - Prepare orientation and presentation material
           - Gain feedback & approval from DNA Print
           - Make arrangements for meeting including selecting and inviting participants
           - Conduct meeting to prepare participants and ensure success of project

        b) Facilitate the collection of the following per the study synopsis:
           - Up to 500 DNA samples (via swabs) of patients on the following Ace Inhibitors:
             Lisinipril, Quinapril, Enalapril, Benzapryl, Fosinopril and Ramapril
           - required bioinformation and clinical data on up to 500 patients that have provided DNA (specifics TBD)

        c) Weekly calls with group (s) in order to track project and problem solve
           - Maintain contact with project leader(s) and team
           - Track progress of project (enrollment, keys tasks, etc.)
           - Proactively identify problems and discuss with DNA Print
           - Ensure project course is consistent with project plan

        d) Bi-monthly site visits to actively assist with the implementation of program
           - In person meetings to gain update on project, trouble shoot and/or remove obstacles
           - Reeducate or reorient project teams as needed
           - Collect required documents for submission to DNA Print
           - Ensure quality of project and compliance to project design
3.      Project closure and follow-up services

        a) Ensure the completion and delivery of all samples and documents
           - Site closure visit to ensure delivery of all sample and documents
           - Reconcile tracking forms and packet deliveries with DNA Print

        b) Resolve any outstanding items and follow-up for DNA Print
           - Follow-up with site (s) in person or via phone as needed to ensure proper closure of project.
           - Conduct project summary meeting with DNA Print

                                       10

     DNA PRINT DELIVERABLES (draft date 2/22/02 - need to confirm/complete)

1. Provide input to development of reworded protocol, consent form, Bio-form and clinical form
2. Provide indemnification (if requested) to the investigators/ Provide sample collection materials to the sites
3. Provide DNA collection packets, bio-forms and clinical forms to sites
4. Provide labels with unique identifier numbers for samples, forms and physician's office
5. Provide ongoing advice on adequacy of patients with respect to entry into the study
6. Provide traceable delivery service (e.g., FedEx, UPS, Airborne) for shipment of samples and data back to DNA Print
7. Identify problems with data or sample collections and notify Altura
8. Perform all data entry deemed necessary for completion of the project
9. Provide long term storage of samples
10.Perform all necessary analyses necessary for the completion of the project

                  Exhibit 2 - Study Synopsis and Required Forms

1) Project Synopsis - draft is being discussed - insert once complete and agreed upon

2) Genetic Bioinformation Form - draft is being discussed - insert once complete and agreed upon

3) Clinical Information Form - draft is being discussed - insert once complete and agreed upon